UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 12, 2011

F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-26041 (Commission File Number)	91-1714307 (I.R.S. Employer Identification No.)
401 Elliot Avenue West
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 272-5555
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(d) — On August 12, 2011, the Board of Directors (the “Board”) of F5 Networks, Inc. (the “Company”) elected Jonathan Chadwick as a Class I director. In connection with his services as a director, Mr. Chadwick will be entitled to the customary compensation arrangements for the Company’s non-employee directors; an annual retainer in the amount of $40,000, $1,500 for each in-person board meeting, $750 for each telephonic board meeting, $1,000 for each in-person committee meeting and $750 for each telephonic committee meeting. Mr. Chadwick will serve as a member of the Board’s Audit Committee. In addition, Mr. Chadwick will be awarded 2,442 restricted stock units (“RSUs”) under the Company’s 2005 Equity Incentive Plan, which grant shall be issued on November 1, 2011, and would fully vest on the day prior to the annual meeting of shareholders for fiscal year 2011.

Item 8.01.	Other Events.
On August 15, 2011, the Company issued a press release announcing Mr. Chadwick’s election and the authorization of an additional $200 million for the Company’s common stock share repurchase program. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of F5 Networks, Inc. dated August 15, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.
By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel

Dated: August 15, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of F5 Networks, Inc. dated August 15, 2011.